Structured Asset Trust Unit Repackagings (Saturns)
AIG Capital Security Backed
Series 2003-15
CLASS A CUSIP NO.
804113207
CLASS B CUSIP NO. 804113AA6
Distribution Date December 1, 2011
Bank of America National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Beginning Principal
Amount
Principal Payment
Ending Principal
Amount
Fixed Rate Day Count
Fixed Interest
Amount Due
Aggregate Interest
Due and Unpaid
Total Distribution
A Units $25,000,000.00 $0.00 $25,000,000.00 7.000% 180/360 $ 875,000.00 $0.00 $875,000.00
B Units $25,000,000.00 $0.00 $25,000,000.00 0.581% 180/360 $ 72,625.00 $0.00 $72,625.00
Additional Information
$0.00
$0.00
$2,000.00
$3,500.00
Underlying Security HERTZ CORP 7.625% 6/01/12
June/December
Cusip 428040BS7
$25,000,000.00
7.62500%
$953,125.00
Cusip Moody's S & P Moody's Date S & P Date
804113207 Baa2 BBB (Watch Neg) B3 (Watch Neg) 5/11/2011 B- (Watch Neg) 5/11/2011
804113AA6 Baa2 BBB (Watch Neg) B3 (Watch Neg) 5/11/2011 B- (Watch Neg) 5/11/2011
Underlying Security Baa2 BBB (Watch Neg) B3 (Watch Neg) 5/9/2011 B- (Watch Neg) 5/9/2011
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Current Ratings
Interest Payment Received
Swap Counterparty Payment Amount to Trustee
Trustee Payment to Swap Counterparty
To the Holders of:
Original Ratings
Trustee Fees
Expense Account Deposit
Current Principal Balance
Annual Coupon Rate (Fixed)
Payment Dates